UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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MAYVILLE ENGINEERING COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MAYVILLE ENGINEERING COMPANY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 20, 2021

To the Shareholders of

Mayville Engineering Company, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Mayville Engineering Company, Inc. will be held online at www.virtualshareholdermeeting.com/MEC2021 on Tuesday, April 20, 2021, at 2:00 P.M., Central Time, for the following purposes:

1. To elect three directors to hold office until the 2024 annual meeting of shareholders and until their successors are duly elected and qualified.

2. To approve an amendment to the Mayville Engineering Company, Inc. 2019 Omnibus Incentive Plan.

3. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021.

4. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on February 22, 2021, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

A proxy for the meeting and a proxy statement are enclosed herewith. You or your proxyholder can participate, vote, and examine our shareholder list at the Annual Meeting by visiting www.virtualshareholdermeeting.com/MEC2021 and using your control number found on your proxy card.

By Order of the Board of Directors
MAYVILLE ENGINEERING COMPANY, INC.

Todd M. Butz
Secretary

Mayville, Wisconsin

March 8, 2021

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on April 20, 2021. The Mayville Engineering Company, Inc. proxy statement for the 2021 Annual Meeting of Shareholders and the 2020 Annual Report to Shareholders are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY, OR VOTE OVER THE INTERNET OR BY TELEPHONE AS PROVIDED ON YOUR PROXY CARD.

MAYVILLE ENGINEERING COMPANY, INC.

715 South Street

Mayville, Wisconsin 53050

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 20, 2021

This proxy statement is being furnished to shareholders by the Board of Directors (the “Board”) of Mayville Engineering Company, Inc. (the “Company”, “we”, “our”, “us” or similar terms), beginning on or about March 8, 2021, in connection with a solicitation of proxies by the Board for use at the Annual Meeting of Shareholders to be held online at www.virtualshareholdermeeting.com/MEC2021 on Tuesday, April 20, 2021, at 2:00 P.M., Central Time, and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

Only holders of record of the Company’s common stock, no par value per share (the “Common Stock”), at the close of business on February 22, 2021 (the “Record Date”), are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 20,059,390 shares of Common Stock, each of which is entitled to one vote per share. The presence of a majority of the votes entitled to be cast shall constitute a quorum for the purpose of transacting business at the Annual Meeting. Abstentions and broker non-votes will be counted as present in determining whether there is a quorum.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting by virtual presence online. Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a shareholder of record, you have the option to vote by written proxy or electronically via either the internet or telephone pursuant to instructions provided on the proxy card sent to you. A shareholder of record may access and complete the proxy card online at www.proxyvote.com, or vote by telephone (1-800-690-6903), in each case by using the control number provided on your proxy card. If you hold shares beneficially in street name, you may also vote by proxy by following the voting instructions provided to you by your broker, bank, trustee or nominee.

If you attend the Annual Meeting online, you may also vote your shares at www.virtualshareholdermeeting.com/MEC2021 during the meeting, and any previous votes that you submitted will be superseded by the vote that you cast at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder of those shares a legal proxy issued in your name.

If you hold shares in the Mayville Engineering Company, Inc. Employee Stock Ownership Plan (the “ESOP”) and/or the Mayville Engineering Company, Inc. 401(k) Plan (the “401(k) Plan”), you must provide voting instructions to the trustee of those plans by April 15, 2021, which can be done by written proxy or electronically via either the internet or telephone pursuant to instructions provided on the proxy card sent to you. A holder of shares in the ESOP and/or the 401(k) Plan may access and complete the proxy card online at www.proxyvote.com, or vote by telephone (1-800-690-6903), in each case by using the control number provided on your proxy card. If no instructions are made or if your completed proxy card is not received by April 15, 2021, the trustee of will votes the shares allocated to your plan account in its sole discretion (for shares in the ESOP) or as directed by the 401(k) Plan sponsor, which is the Company (for shares in the 401(k) Plan).

We are holding the Annual Meeting online due to an abundance of caution related to the continuing COVID-19 pandemic and the priority we place on the health and well-being of our shareholders, employees and other stakeholders. We have worked to offer the same participation opportunities as would be provided at an in person annual meeting.

You may attend and participate in the Annual Meeting by virtual presence online if you were a shareholder or joint holder as of the close of business on the Record Date (February 22, 2021), or you hold a valid proxy for the Annual Meeting. To attend the Annual Meeting by virtual presence online, go to www.virtualshareholdermeeting.com/MEC2021. If you are a shareholder of record or hold shares in the ESOP or the 401(k) Plan, you will also need to provide your control number found on your proxy card. If you are not a shareholder of record and do not hold your shares in the ESOP or the 401(k) Plan, but hold shares through a broker, trustee or nominee, you will also need to obtain a legal proxy from the broker, trustee or nominee that holds your shares, have a copy of the voting instruction card provided by your broker, trustee or nominee, and provide your control number found on the voting instruction card provided by such broker, trustee or nominee.

The virtual Annual Meeting will begin promptly at 2:00 P.M., Central Time. Online check-in will begin at 1:45 P.M., Central Time, and you should allow ample time for the online check-in procedures. If you have difficulty accessing the Annual Meeting, please call 844-986-0822 (US) or 303-562-9302 (International). We will have technicians available to assist you.

Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process. The methods by which you may vote are described above and on your proxy card.

Execution of a proxy given in response to this solicitation will not affect a shareholder’s right to attend and vote at the Annual Meeting by virtual presence online. Virtual presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing, by delivering a duly executed proxy bearing a later date or by voting by virtual presence online at the Annual Meeting.

The shares represented by all properly executed unrevoked proxies received in time for the Annual Meeting will be voted as specified on the proxies. If no direction is given on a properly executed unrevoked proxy, it will be voted as follows:

•	FOR the three persons nominated for election as directors referred to herein;

•	FOR the approval of an amendment to the to the Mayville Engineering Company, Inc. 2019 Omnibus Incentive Plan (the “Omnibus Plan”);

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021; and

•	On such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy.

Other than the election of three directors, the amendment to the Omnibus Plan and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

ELECTION OF DIRECTORS

The Company’s bylaws provide that the directors shall be divided into three classes, with the classes to be as nearly equal in number as possible, and with the directors serving three-year terms. At the Annual Meeting, the shareholders will elect three directors to hold office until the 2024 annual meeting of shareholders and until their respective successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the three persons named as nominees herein. The Board has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

Each director will be elected by a plurality of the votes cast at the Annual Meeting, assuming a quorum is present. For this purpose, “plurality” means that the nominees receiving the largest number of votes will be elected as directors. Any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors. Votes will be tabulated by an inspector of elections appointed by the Company.

The Board is presently composed of eight members, seven of whom are non-employee, independent directors. Due to his desire to retire, Craig E. Johnson is not standing for election at the Annual Meeting. As a result, the Board will, effective immediately preceding the Annual Meeting, amend our bylaws to reduce the number of directors from eight to seven. Following the amendment to our bylaws, the Board will continue to be divided into three classes, comprised of two, three and two members, respectively.

The following sets forth certain information, as of February 22, 2021, about the Board’s nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.

Nominees for Election at the Annual Meeting

Terms expiring at the 2024 Annual Meeting

Allen J. Carlson, 70, has been a member of the Board since January 2016. Mr. Carlson is currently employed by the University of Florida’s College of Engineering, serves as a director of Husco International Inc. and on the Board of Regents of the Milwaukee School of Engineering. Mr. Carlson previously served as a director and the Chief Executive Officer of Sun Hydraulics Corporation from 2000 to 2016. From October 1977 to March 1996, Mr. Carlson held various engineering, marketing and management positions for Vickers Incorporated, a wholly owned subsidiary of Trinova Corporation. Mr. Carlson earned his Bachelor’s degree from the Milwaukee School of Engineering and is a graduate of the Advanced Management Program at the Harvard Business School. We believe that Mr. Carlson’s over 40 years of experience in the manufacturing industry and nearly 16 years as the Chief Executive Officer of a public company qualifies him to serve as a member of the Board.

Timothy L. Christen, 62, has been a member of the Board since June 2016. He served as an independent contractor providing consulting services to Baker Tilly Virchow Krause, LLP, a national public accounting firm, from 2016 to May 2020, as a partner from 1990 to 2016 and as Chairman and Chief Executive Officer from 1999 to 2016. Mr. Christen has served as the non-executive Chairman of Baker Tilly International Ltd. since 2017 and as a director of CPA.com, an accounting technology reseller, since 2018. He was appointed as a trustee of the Financial Accounting Foundation (FAF) as of January 1, 2021. Mr. Christen also served as director of the American Institute of CPAs from 2014 to

2017, serving as Chairman from 2015 to 2016. Mr. Christen earned his Bachelor of Science in Accounting from the University of Wisconsin-Platteville and is a licensed certified public accountant. We believe Mr. Christen’s over 36 years of accounting expertise and substantial strategy, risk and management experience over his 16 years as the Chief Executive Officer of a national public accounting firm qualifies him to serve as a member of the Board.

Jennifer J. Kent, 49, has been a member of the Board since December 2020. She has served as Executive Vice President of Administration, General Counsel & Secretary of Quad/Graphics, Inc., a marketing solutions partner, since June 2015. Ms. Kent joined Quad in August 2010 as Assistant General Counsel and was promoted to Vice President and General Counsel in December 2013. Prior thereto, Ms. Kent held various positions in motorcycle manufacturer Harley-Davidson Motor Company’s legal department from 2003 to 2010, including Associate General Counsel. Ms. Kent currently serves as a director of Building Brave, a non-profit virtual community for professional woman. Ms. Kent earned her law degree from Stanford University and a bachelor’s degree in journalism from the University of Iowa. We believe Ms. Kent’s over 20 years of broad business and leadership experience, including managing legal, compliance, human resources, corporate communications, government affairs, real estate, and safety and environmental management functions at a public company, qualifies her to serve on the Board.

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” SUCH NOMINEES. SHARES OF THE COMPANY’S COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” SUCH NOMINEES.

Directors Continuing in Office

Terms expiring at the 2022 Annual Meeting

Robert D. Kamphuis, 63, joined our company as President and Chief Executive Officer in 2005 and has served as the Chairman, President and Chief Executive Officer since January 2007. Mr. Kamphuis also serves as a board member and past Chairman of Wisconsin Manufacturers & Commerce, a board member of Brakebush Brothers, Inc. and The Nordic Group of Companies, Ltd., and Subzero Group Inc., a member of the UW System Business Council and the John Deere Direct Material Supplier Council, and a past member of the Harley Davidson Supplier Advisory Council. Prior to joining our company, Mr. Kamphuis held various roles with Giddings & Lewis, Inc. including as President and Chief Executive Officer of Gilman Engineering and Manufacturing Co., LLC, a designer and manufacturer of automated assembly systems, and began his career with Ernst & Young. Mr. Kamphuis is a graduate of the Executive International Leadership Program at Stanford University and earned a Bachelor of Business Administration & Accounting from the University of Wisconsin-Whitewater. He is also a licensed certified public accountant. We believe that Mr. Kamphuis is qualified to serve as a director of our company because he has extensive senior management experience and serves as our President and Chief Executive Officer.

Jay O. Rothman, 61, has been a member of the Board since July 2008. He has served as the Chairman and Chief Executive Officer of Foley & Lardner LLP, a national law firm, since June 2011, has been a member of the firm’s Management Committee since February 2002 and has been a partner since February 1994. He joined Foley & Lardner LLP in October 1986. Mr. Rothman serves as director of Quad/Graphics, Inc. Mr. Rothman received a Bachelor of Arts from Marquette University in 1982 and a Juris Doctor from Harvard Law School in 1985. We believe that Mr. Rothman’s career as an executive and as a business attorney qualifies him to serve as a member of the Board.

Terms expiring at the 2023 Annual Meeting

Steven L. Fisher, 66, has been a member of the Board since November 2013. He has previously served as an executive at Caterpillar, Inc., where he was a Division Chief Financial Officer from 1991 to 1998 and Vice President from 2005 to 2014. Mr. Fisher currently serves as a member of the advisory board of Palmer Johnson Power Systems. Mr. Fisher received a Bachelor of Science in Accounting from Bradley University and is a licensed certified public accountant. We believe Mr. Fisher’s substantial experience as an executive of a public company in the manufacturing industry and accounting expertise qualifies him to serve on the Board.

Patrick D. Michels, 61, has been a member of the Board since January 2010. He has served as the President, Chief Executive Officer and director of Michels Corporation, an international utility and infrastructure contractor based in Brownsville, Wisconsin, since 1998. Mr. Michels has also served as a director for the Raymond Foundation since 2012 and National Exchange Bank and Trust since 2016. He was a director of St. Norbert’s College from 2006 to 2018 and a director of American Bank from 1998 to 2016. Mr. Michels earned his Bachelor of Business Administration from St. Norbert’s College. We believe that Mr. Michels’ extensive experience as the President and Chief Executive Officer of a large construction contractor company qualifies him to serve on the Board.

CORPORATE GOVERNANCE

Corporate Governance Guidelines; Code of Conduct and Ethics

The Board has adopted Corporate Governance Guidelines that, in conjunction with the Board committee charters, establish processes and procedures to help ensure effective and responsive governance by the Board. The Corporate Governance Guidelines also establish the Company’s policies on director orientation and continuing education, which include a mandatory orientation program for new directors and provide that the Board will be assessed on an annual basis to determine whether it and its committees are functioning effectively. In addition, the Company’s Corporate Governance Guidelines provide that, at each regularly scheduled Board meeting, the independent directors meet in executive session. The independent directors may also meet at such other times as any of them determine appropriate. The Corporate Governance Guidelines also provide that the Company’s executive officers and other members of senior management who are not members of the Board will participate in Board meetings to present information, make recommendations and be available for direct interaction with members of the Board. The Nominating and Corporate Governance Committee and the Board are responsible for regularly reviewing and revising the Corporate Governance Guidelines and related documents as and when appropriate. The Company has posted a copy of the Corporate Governance Guidelines on its website at ir.mecinc.com.

We have adopted a Code of Conduct and Ethics that applies to all of our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer and other persons performing similar functions. We have posted a copy of the Code of Conduct and Ethics on our website at ir.mecinc.com.

Other than the text of the Corporate Governance Guidelines and Code of Conduct and Ethics, the Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this proxy statement.

Director Independence; Board Leadership Structure

The Board has adopted director independence standards to assist it in making determinations regarding whether the Company’s directors are independent as that term is defined in the listing standards of the New York Stock Exchange (the “NYSE”). These standards are available on the Company’s website at ir.mecinc.com. Based on these standards, the Board determined that all of the our non-employee directors (i.e., all directors except for Mr. Kamphuis, who is our Chairman, President and Chief Executive Officer) are “independent directors” as that term is defined in the listing standards of the NYSE and the director independence standards adopted by the Board. In making this determination, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the transactions involving them described below and in the section titled “—Transactions with Related Persons” further below.

In particular, for Mr. Fisher, the Board considered the consulting arrangement between Mr. Fisher and the Company, which ended in 2018. Mr. Fisher did not receive greater than $120,000 from the Company in any twelve-month period within the last three years pursuant to the prior consulting arrangement.

Mr. Johnson was a consultant of Corporate Insurance Solutions, Inc., a company then wholly-owned by Mr. Johnson’s wife, until 2018. The Company paid fees directly to Mr. Johnson in 2018 for risk management consulting work. In no event did Corporate Insurance Solutions, Inc. or Mr. Johnson receive greater than $120,000 from the Company for such consulting fees in any twelve-month period within the last three years.

The Company’s transactions related to these directors were fair and reasonable to the Company and on terms no less favorable to the Company than could be obtained in a comparable arm’s length transaction with an unrelated party.

In each of the cases noted above and otherwise described in the section titled “Transactions with Related Persons,” the Board has determined that each of our non-employee directors is “independent” as that term is defined under the listing standards of the NYSE and the director independence standards adopted by the Board.

Our Board believes it is important to have flexibility in selecting our chairman and board leadership structure. Accordingly, our Corporate Governance Guidelines allow for the positions of chairman and chief executive officer to be held by the same person. Our Board believes that it is currently in the best interest of the Company and its shareholders for Mr. Kamphuis to serve in both roles. Our Board believes that Mr. Kamphuis’ strategic vision for our business, his in-depth knowledge of our operations, and his experience as our President and Chief Executive Officer since 2005 make him well qualified to serve as our Chairman, President and Chief Executive Officer.

Board Meetings

The Board held four meetings in 2020. During the period of the directors’ service in 2020, each of the directors attended at least 75% of the meetings of the Board and the committees on which they served during 2020.

At each regularly-scheduled Board meeting, the independent directors meet separately in executive session. An independent director presides over each executive session of the independent directors. The independent director who presides may differ from meeting to meeting, which is dependent on the subject matter of the agenda of the executive session.

Directors are expected to attend our annual meeting of shareholders each year. At the 2020 annual meeting of shareholders, all of the directors then serving were in attendance.

Committees

The Board currently has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of these committees has the responsibilities set forth in formal written charters adopted by the Board. The Company makes available copies of each of these charters free of charge on its website located at ir.mecinc.com. Other than the text of the charters, the Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this proxy statement.

Audit Committee

The Audit Committee assists the Board in fulfilling the oversight responsibilities the Board has with respect to (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications and independence of our independent registered public accounting firm and (iv) the performance of our internal audit function and our independent registered public accounting firm. The Audit Committee has responsibility for the appointment, compensation, retention and oversight of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee is also responsible for preparing an audit committee report to be included in our annual proxy statement, and reviews, approves and oversees on an on-going basis any related party transactions. The Audit Committee has authority to preapprove all auditing and permitted non-audit services to be performed by our independent registered public accounting firm, subject to the de minimis exceptions provided under the Securities Exchange Act of 1934, as amended. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting and auditing matters.

The Audit Committee presently consists of Timothy L. Christen (Chairperson), Steven L. Fisher and Patrick D. Michels, each of whom is independent as defined in Rule 10A-3 of the Securities Exchange Act of 1934 and under the listing standards of the NYSE, as well as the director independence standards adopted by the Board. In addition, the Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission and meets the expertise requirements for audit committee members under the listing standards of the NYSE . The Audit Committee held four meetings in 2020.

Compensation Committee

The purposes of the Compensation Committee are to (i) assist the Board in discharging its responsibilities relating to the compensation of our executive officers, (ii) administer our incentive and equity compensation plans and (iii) provide oversight of the policies and practices relating to employee relations and human resource activities. The Compensation Committee approves the compensation of our executive officers, including the Chief Executive Officer. The Compensation Committee also provides oversight of the design of all our retirement and health and welfare plan programs and human resource management practices and policies, including hiring and retention, performance management programs, diversity policies and practices, leadership development and manager succession planning. It has authority to retain or obtain the advice of compensation consultants to assist with regard to any of its activities. The Compensation Committee also administers our incentive and equity compensation plans.

The Compensation Committee presently consists of Steven L. Fisher (Chairperson), Allen J. Carlson, Craig E. Johnson and Jennifer J. Kent, each of whom meets the independence standards of the NYSE and the Securities and Exchange Commission for compensation committee members, as well as the director independence standards adopted by the Board. The Compensation Committee held two meetings in 2020.

In 2020, the Compensation Committee retained Willis Towers Watson to provide it with market information, analysis and other advice relating to executive compensation on an ongoing basis. The Compensation Committee engaged Willis Towers Watson to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as to assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers, individually as well as in the aggregate, is competitive and fair. We do not believe the retention of, or the work performed by, Willis Towers Watson creates any conflict of interest.

Nominating and Corporate Governance Committee

The purposes of the Nominating and Corporate Governance Committee are to (i) carry out the responsibilities delegated to it by the Board relating to our director nomination process and procedures, (ii) identify individuals qualified to become members of the Board (consistent with criteria approved by the Board), (iii) select and recommend to the Board qualified potential director nominees for election at each of the annual meeting of shareholders, (iv) develop, maintain and recommend to the Board a set of corporate governance guidelines applicable to us, (v) oversee the evaluation of the Board, its committees and management and (vi) oversee, in concert with the Audit Committee, compliance with the rules, regulations and ethical standards for our directors, officers and employees, including corporate governance matters and practices.

The Nominating and Corporate Governance Committee presently consists of Jay O. Rothman (Chairperson), Allen J. Carlson and Timothy L. Christen, each of whom meets the independence standards of the NYSE for Nominating and Corporate Governance Committee members, as well as the director independence standards adopted by the Board. The Nominating and Corporate Governance Committee held one meeting in 2020.

Board Oversight of Risk

The Board, as a whole and through its committees, has responsibility for the oversight of risk management at the Company. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board receives reports from management on financial, operational, legal compliance and reputation risks and the degree of exposure to those risks. The Board helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business units of the Company.

The Board oversees an enterprise-wide approach to risk management, which is designed to (i) support the achievement of organizational objectives, including strategic objectives, (ii) improve long-term organizational performance and (iii) enhance shareholder value. Several Board committees are responsible for risk oversight in specific areas. The Board relies on its Audit Committee to address significant financial risk exposures and the steps management has taken to monitor, control and report such exposures to the full Board, including the Company’s risk assessment and risk management guidelines and policies. The Compensation Committee monitors and evaluates risks arising from the Company’s compensation policies and practices for its employees. The Board’s role in the Company’s risk oversight has not affected the Board’s leadership structure. During 2020, the Board and its committees also reviewed and discussed with management the impact of COVID-19 on the Company’s employees, supply chain, and business, and management’s strategies and initiatives to respond to, and mitigate, adverse impacts, including enhanced health and safety measures for the Company’s and its supply chain’s workforce.

Nominations of Directors

The Nominating and Corporate Governance Committee will consider persons recommended by shareholders to become nominees for election as directors. Recommendations for consideration by the Nominating and Corporate Governance Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee. The Company’s bylaws also set forth certain requirements for shareholders wishing to nominate director candidates. See the section titled “Miscellaneous—Shareholder Proposals” below for additional information.

In identifying and evaluating nominees for director, the Nominating and Corporate Governance Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to the Company. The Nominating and Corporate Governance Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee. In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Nominating and Corporate Governance Committee will consider areas of expertise and competencies that candidates may have to offer as well as the overall composition and diversity of the Board. In addition, the Board and the Nominating and Corporate Governance Committee believe that the Board as a collective whole should have the following technical skills and experience:

•	Executive leadership experience.

•	Manufacturing operations expertise.

•	Sales and marketing experience.

•	Expertise with technology, particularly around artificial intelligence.

•	Public company compliance/governance experience.

•	Employee stock ownership plan governance expertise.

•	Executive compensation expertise.

•	Diversity, which may include diversity based on gender, ethnicity, experience and perspective.

The Nominating and Corporate Governance Committee also believes that nominees for director should possess the following attributes:

•	Team player/collaborative.

•	Ability and willingness to challenge and probe.

•	Candor and willingness to share opposing viewpoints.

•	Common sense and sound judgment.

•	Integrity and high ethical standards.

•	Interpersonal skills.

•	Ability to listen.

•	Oral communication skills.

•	Understanding of effective decision-making processes.

•	Willingness and ability to devote time and energy to the role.

Communications with the Board of Directors

Shareholders or interested parties may communicate with the Board by writing to Mayville Engineering Company, Inc., Board of Directors (or, at the writer’s option, to a specific director or to the independent directors as a group), c/o Todd M. Butz, Secretary, 715 South Street, Mayville, Wisconsin 53050. The Secretary will ensure that the communication is delivered to the Board, the specified director or the specified group of directors, as the case may be.

Transactions with Related Persons

Except as otherwise disclosed in this section, we had no related person transactions during 2020, and none are currently proposed, in which we were a participant and in which any related person had a direct or indirect material interest. Our Board has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•

A “related person” means a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and any member of the immediate family of such persons; and

•

A “related person transaction” generally is a transaction between the Company and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person had or will have a direct or indirect material interest.

Our Audit Committee is responsible for reviewing, approving or ratifying all related party transactions. The Audit Committee’s decision whether or not to approve or ratify a proposed transaction is made in light of whether consummation of the transaction is believed by the Audit Committee to not be or have been contrary to the best interests of the Company.

Jay O. Rothman, one of our directors, is a partner in the law firm of Foley & Lardner LLP, which provides legal services to us. For this legal work, we paid Foley & Lardner LLP approximately $400,000 during the year ended December 31, 2020.

Compensation Committee Interlocks and Insider Participation. Jennifer J. Kent, one of our directors, is Executive Vice President of Administration, General Counsel & Secretary of Quad/Graphics, Inc. QuadMed, LLC, a subsidiary of Quad/Graphics, provides certain health care services to certain of our employees. For these health care services, we paid QuadMed approximately $360,000 during the year ended December 31, 2020.

Based on its review, the Audit Committee determined that the transactions conducted with Foley & Lardner LLP and QuadMed, LLC were fair and reasonable to the Company and on terms no less favorable to the Company than could be obtained in a comparable arm’s length transaction with unrelated third parties. In approving these transactions, the Audit Committee also determined that they were in the best interests of the Company.

2020 DIRECTOR COMPENSATION

Directors who are employees of the Company receive no compensation for service as members of either the Board or committees thereof. In 2020, directors who are not employees of the Company received $8,000 for each meeting of our Board attended, $2,000 for each meeting of our Board committees attended and $1,000 for each telephonic meeting of our Board committees joined. Our non-employee directors also receive an annual equity grant of restricted stock units with a target grant date value of $100,000. The restricted stock units generally vest on the first anniversary of the grant date (or the next annual meeting of the shareholders, if earlier), contingent on the non-employee director’s continued service until the vesting date or earlier death or disability. Our non-employee directors are permitted to defer the settlement of their restricted stock units, and any awards deferred are reflected in the Stock Awards column of the table below in the year granted. We also reimburse all ordinary and necessary expenses incurred in the conduct of our business.

The following table provides information regarding the compensation of our non-employee directors during 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)	Total ($)
Allen J. Carlson	$36,000	$100,004	$136,004
Timothy L. Christen	$38,000	$100,004	$138,004
Steven L. Fisher	$39,000	$100,004	$139,004
Craig E. Johnson	$35,000	$100,004	$135,004
Jennifer J. Kent(2)	$0	$0	$0
Patrick D. Michels	$35,000	$100,004	$135,004
Jay O. Rothman	$33,000	$100,004	$133,004
John A. St. Peter(3)	$16,000	$0	$16,000

(1)

The amounts reported in this column represent the aggregate grant date fair value of director restricted stock unit awards granted to directors on May 12, 2020, as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718. These amounts reflect the accounting cost that will be incurred by the Company over the requisite service period of one-year, beginning at the date of grant, for these restricted stock units and do not represent the actual economic value that may be realized by the non-employee director. For information on the assumptions used to calculate the grant date fair value of the restricted stock units, please see Note 21 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Each non-employee director, other than Ms. Kent and former director Mr. St. Peter, had 19,532 unvested restricted stock units outstanding as of December 31, 2020.

(2)	Ms. Kent was elected to the Board effective December 3, 2020.
(3)	Mr. St. Peter retired from the Board effective May 12, 2020.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter, the Audit Committee’s purposes include assisting the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; and (iii) the qualifications and independence of the independent registered public accounting firm.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2020 Annual Report on Form 10-K with the Company’s management and independent registered public accounting firm.

The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board regarding communications with audit committees. In addition, the Company’s independent registered public accounting firm provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm the firm’s independence. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. The Audit Committee has considered whether the provision of the services relating to the Audit-Related Fees, Tax Fees and All Other Fees set forth in the section titled “Miscellaneous – Independent Registered Public Accounting Firm” below was compatible with maintaining the independence of the independent registered public accounting firm and determined that such services did not adversely affect the independence of the firm.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE

Timothy L. Christen, Chairperson

Steven L. Fisher

Patrick D. Michels

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the Record Date (i.e., February 22, 2021) by: (1) each director and director nominee; (2) each of the executive officers named in the Summary Compensation Table; (3) all of the directors, director nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group; and (4) each person or entity known to the Company to be the beneficial owner of more than 5% of the Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned. The footnotes also indicate instances in which the same shares are reported as held by two or more holders. As of the Record Date, there were 20,059,390 shares of Common Stock outstanding

	Shares Beneficially Owned
Name of Beneficial Owner	Shares		%
Directors and Named Executive Officers (1)
Robert D. Kamphuis	645,003	(2)	3.2%
Todd M. Butz	166,692	(2)	*
Ryan F. Raber	99,294	(2)	*
Allen J. Carlson	35,415	(3)	*
Timothy L. Christen	93,415	(3)	*
Steven L. Fisher	32,195	(3)	*
Craig E. Johnson	25,415	(3)	*
Jennifer J. Kent	0		*
Patrick D. Michels	50,415	(3)	*
Jay O. Rothman	40,415	(3)	*
All current directors, nominees and executive officers as a group (12 persons)	1,295,624	(2)(3)	6.3%
Other Holders
ESOP(4)	8,253,532	(5)	41.2%
401(k) Plan(6)	2,606,660	(7)	13.0%
Wells Fargo(8)	1,710,399		8.5%
Wellington(9)	1,264,050		6.3%
Prudential Financial(10)	1,009,969		5.0%

*	Denotes less than 1%.

(1)	The address of all directors and named officers is c/o Mayville Engineering Company, Inc., 715 South Street, Mayville, Wisconsin 53050.

(2)

Includes shares of Common Stock that may be purchased under stock options which are currently exercisable or exercisable within 60 days of February 22, 2021, and shares of Common Stock attributable to restricted stock units that could be received within 60 days of February 22, 2021, as follows: Mr. Kamphuis, 337,177 shares; Mr. Butz, 81,135 shares; Mr. Raber, 55,050 shares; and all current executive officers as a group, 524,273 shares.

(3)

Includes shares of Common Stock attributable to director restricted stock units that could be received within 60 days of February 22, 2021, as follows: each of Messrs. Carlson, Christen, Fisher, Johnson, Michels and Rothman, 19,532 shares; and all current directors and nominees as a group, 117,192 shares.

(4)

The trustee of the ESOP is GreatBanc Trust Company and its address is 801 Warrenville Road, Suite 500, Lisle, Illinois 60532. ESOP participants have the right to direct the vote of the shares allocated to his or her ESOP account. However, if a participant does not timely direct the voting of his or her shares, then the ESOP trustee will vote such shares in its independent fiduciary discretion.

(5)

Includes shares of Common Stock held by the following executive officers of the Company in the ESOP (and which are also reported in his, her or their holdings in this table): Mr. Kamphuis, 63,344 shares; Mr. Butz, 25,207 shares; Mr. Raber, 15,866 shares; and all current executive officers as a group, 147,580 shares.

(6)

The trustee of the 401(k) Plan is Wells Fargo Bank, N.A. and its address is 1525 West W.T. Harris Boulevard, Charlotte, North Carolina 28263. 401(k) Plan participants have the right to direct the vote of the shares allocated to his or her 401(k) Plan account. However, if a participant does not timely direct the voting of his or her shares, then the 401(k) Plan trustee will vote such shares as directed by the 401(k) Plan sponsor, which is the Company.

(7)

Includes shares of Common Stock held by the following executive officers of the Company in the 401(k) Plan (and which are also reported in his, her or their holdings in this table): Mr. Kamphuis, 16,687 shares; Mr. Butz, 12,301 shares; Mr. Raber, 8,479 shares; and all current executive officers as a group, 38,821 shares.

(8)

The number of shares owned set forth above in the table is as of or about December 31, 2020 as reported by Wells Fargo & Company, Wells Fargo Bank, N.A., Wells Fargo Clearing Services, LLC, Wells Capital Management Incorporated, Wells Fargo Advisors Financial Network, LLC, Wells Fargo Funds Management, LLC and Wells Fargo Securities, LLC (all of the foregoing, collectively, “Wells Fargo”) in its Schedule 13G/A filed with the Securities and Exchange Commission. The address for Wells Fargo is 420 Montgomery Street, San Francisco, California 94163. Wells Fargo & Company reports sole voting and dispositive power with respect to 19,480 of these shares, shared voting power with respect to 397,854 of these shares and shared dispositive power with respect to 1,690,919 of these shares. Wells Capital Management Incorporated reports no sole voting or dispositive power with respect to these shares, shared voting power with respect to 1,651,568 of these shares and shared dispositive power with respect to 1,689,822 of these shares. Wells Fargo Funds Management, LLC reports no sole voting or dispositive power with respect to these shares, shared voting power with respect to 1,247,217 of these shares and shared dispositive power with respect to 1,247,278 of these shares.

(9)

The number of shares owned set forth above in the table is as of or about December 31, 2020 as reported by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (all of the foregoing, collectively, “Wellington”) in its Schedule 13G filed with the Securities and Exchange Commission. The address for Wellington is 280 Congress Street, Boston, MA 02210. Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP report no sole voting or dispositive power with respect to these shares, shared voting power with respect to 1,095,212 of these shares and shared dispositive power with respect to 1,264,050 of these shares. Wellington Management Company LLP reports no sole voting or dispositive power with respect to these shares, shared voting power with respect to 1,095,212 of these shares and shared dispositive power with respect to 1,204,002 of these shares.

(10)

The number of shares owned set forth above in the table is as of or about December 31, 2020 as reported by Prudential Financial, Inc.in its Schedule 13G filed with the Securities and Exchange Commission. Its address is 751 Broad Street, Newark, New Jersey 07102-3777. Prudential Financial, on behalf of its subsidiaries Jennison Associates LLC and QMA LLC, reports sole voting and dispositive power with respect to 35,330 of these shares and shared voting and dispositive power with respect to 974,639 of these shares.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and any owner of greater than 10% of the Company’s Common Stock to file reports with the Securities and Exchange Commission concerning their ownership of the Company’s Common Stock. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that, during the year ended December 31, 2020, all of its directors and executive officers and owners of greater than 10% of the Company’s Common Stock complied with the Section 16(a) filing requirements, except that a Form 4 for Eric J. Welak (reporting a sale of stock) was not timely filed.

APPROVAL OF AN AMENDMENT TO THE

MAYVILLE ENGINEERING COMPANY, INC. 2019 OMNIBUS INCENTIVE PLAN

Background

We are seeking approval from the Company’s shareholders of an amendment to the Omnibus Plan to increase the number of shares of Common Stock authorized for issuance under the Omnibus Plan by 2,500,000 shares (the “Plan Amendment”). If the Plan Amendment is approved, we will have 2,949,778shares available for future grants under the Omnibus Plan (based on the 449,778 shares remaining available for future grants under the Omnibus Plan as of February 22, 2021). The Omnibus Plan represents the sole equity plan of the Company and it has previously received shareholder approval. The Company maintains no equity plans that have not received shareholder approval.

We are seeking shareholder approval of the Plan Amendment so that we may continue granting awards under the Omnibus Plan to provide additional incentives to selected executives, key employees and non-employee directors, strengthen commitment, motivate the diligent performance of responsibilities and attract and retain competent and dedicated persons whose efforts should result in our long-term growth and profitability. If the Plan Amendment is not approved, then the Omnibus Plan will remain in effect in accordance with its terms. However, there will be insufficient shares available under the Omnibus Plan to make annual or retention awards to executives, key employees and non-employee directors or to provide grants to new hires in the coming years as we had only 449,778 shares remaining as of February 22, 2021. In this event, the Compensation Committee would be required to modify its compensation philosophy and devise other programs to attract, retain and compensate its executives, key employees and non-employee directors.

Our Amended and Restated Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, and as of February 22, 2021, there were 20,059,390 shares of common stock issued and outstanding. The market value of one share of common stock on the NYSE as of the close of market on February 22, 2021 was $15.01. As of February 22, 2021, there were 494,747 shares subject to outstanding restricted stock units and 843,942 shares subject to outstanding stock options under the Omnibus Plan. The outstanding stock options had a weighted average exercise price of $8.74 per share and an average remaining contractual life of approximately 8.3 years.

Summary of Mayville Engineering Company, Inc. 2019 Omnibus Incentive Plan

The following is a summary of the material provisions of the Omnibus Plan. A copy of the Omnibus Plan as amended by the Plan Amendment is attached to this Proxy Statement as Appendix A and is incorporated by reference into this Proxy Statement in its entirety. This summary is subject to the language of the Omnibus Plan and the Omnibus Plan will control if there is any inconsistency between this summary and the Omnibus Plan.

Purpose

The two complementary goals of the Omnibus Plan are to attract and retain outstanding individuals to serve as our officers, directors, employees, and consultants and to increase shareholder value. Through the approval of the Omnibus Plan, we seek to provide a direct link between shareholder value and compensation awards by authorizing awards of shares of our common stock, monetary payments based on the value of our common stock, and other incentive compensation awards that are based on our financial performance.

Administration

The Omnibus Plan is administered by our board of directors or our compensation committee, or any other committee or subcommittee or one or more of our officers to whom authority has been delegated (collectively, the “Administrator”). The Administrator has the authority to interpret the Omnibus Plan or award agreements entered into with respect to the plan; make, change, and rescind rules and regulations relating to the Omnibus Plan; make changes to, or reconcile any inconsistency in, the Omnibus Plan or any award or agreement covering an award; and take any other actions needed to administer the Omnibus Plan.

Eligibility and Participation

The Administrator may designate any of the following as a participant under the Omnibus Plan: any officer or employee, or individuals engaged to become an officer or employee, of our Company or our affiliates; and consultants of our Company or our affiliates, and our directors, including our non-employee directors. We currently have eight directors, seven of whom are non-employee directors, and approximately 30 employees who are eligible to participate in the Omnibus Plan.

Subject to adjustment described below, participants may not be granted awards that could result in such participant receiving more than:

•	400,000 stock options and stock appreciation rights (or 15,000 stock options and stock appreciation rights for a non-employee director) during any of our fiscal years;

•	400,000 shares of restricted stock and restricted stock units (or 15,000 shares of restricted stock and restricted stock units for a non-employee director) during any of our fiscal years;

•

800,000 shares under performance awards measured in relation to our shares for any 2-year performance periods (or 30,000 shares for a non-employee director) and 1,200,000 shares under such awards for any 3-year performance periods (or 45,000 shares for a non-employee director);

•	$4,000,000 for cash-based incentive awards ($200,000 for a non-employee director) during any of our fiscal years;

•

$8,000,000 for performance awards not measured in relation to a share with 2-year performance periods (or $400,000 for a non-employee director) and $12,000,000 for similar awards for with 3-year performance periods (or $600,000 for a non-employee director); and

•	400,000 shares of other stock-based awards or dividend equivalent units (or 15,000 shares for a non-employee director).

Types of Awards

The Omnibus Plan permits the Administrator to grant stock options, stock appreciation rights, performance shares, performance units, shares of Common Stock, restricted stock, restricted stock units, cash incentive awards, dividend equivalent units, or any other type of award permitted under the Omnibus Plan. The Administrator may grant any type of award under the Omnibus Plan to any participant it selects, but only our employees or our subsidiaries’ employees may receive grants of incentive stock options within the meaning of Section 422 of the Internal Revenue Code. Awards may be granted alone or in addition to, in tandem with, or (subject to the repricing prohibition described below) in substitution for any other award (or any other award granted under another plan of our Company or any affiliate, including the plan of an acquired entity).

Shares Reserved under the Omnibus Plan

The Omnibus Plan, as amended by the Plan Amendment, will provide that 4,500,000 shares of our common stock are reserved for issuance under the Omnibus Plan, subject to adjustment as described below. Under the Omnibus Plan, as amended, we may issue 4,500,000 shares pursuant to the exercise of incentive stock options.

The number of shares reserved for issuance under the Omnibus Plan will be reduced on the date of the grant of any award by the maximum number of shares, if any, with respect to which such award is granted. However, an award that may settled solely in cash will not deplete the Omnibus Plan’s share reserve at the time the award is granted. If (a) an award lapses, expires, is canceled, or terminates without issuance of shares or is settled in cash, (b) the Administrator determines that the shares granted under an award will not be issuable because the conditions for issuance will not be satisfied, (c) shares are forfeited under an award, (d) shares are issued under any award and we reacquire them pursuant to our reserved rights upon the issuance of the shares, (e) shares are tendered or withheld in payment of the exercise price of a stock option or as a result of the net settlement of an outstanding stock appreciation right or (f) shares are tendered or withheld to satisfy federal, state or local tax withholding obligations, then those shares are added back to the reserve and may again be used for new awards under the Omnibus Plan.

Options

The Administrator may grant stock options and determine all terms and conditions of each stock option, which include the number of stock options granted, whether a stock option is to be an incentive stock option or non-qualified stock option, and the grant date for the stock option. However, the exercise price per share of common stock may never be less than the fair market value of a share of common stock on the date of grant and the expiration date may not be later than 10 years after the date of grant. Stock options will be exercisable and vest at such times and be subject to such restrictions and conditions as are determined by the Administrator, including with respect to the manner of payment of the exercise price of such stock options.

Stock Appreciation Rights

The Administrator may grant stock appreciation rights (“SARs”). A SAR is the right of a participant to receive cash in an amount, and/or common stock with a fair market value, equal to the appreciation of the fair market value of a share of common stock during a specified period of time. The Omnibus Plan provides that the Administrator will determine all terms and conditions of each SAR, including, among other things: (i) whether the SAR is granted independently of a stock option or relates to a stock option, (ii) the grant price, which may never be less than the fair market value of our common stock as determined on the date of grant, (iii) a term that must be no later than 10 years after the date of grant, and (iv) whether the SAR will settle in cash, common stock or a combination of the two.

Performance and Stock Awards

The Administrator may grant awards of shares of common stock, restricted stock, restricted stock units (for purposes of this section, “RSU”), performance shares, or performance units. Restricted stock means shares of common stock that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of performance goals (as described below) and/or upon the completion of a period of service. An RSU grants the participant the right to receive cash and/or shares of common stock the value of which is equal to the fair market value of one share of common stock, to the extent performance goals are achieved and/or upon the completion of a period of service. Performance shares give the participant the right to receive shares of common stock to the extent performance goals are achieved. Performance units gives the participant the right to receive cash and/or shares of common stock valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of common stock, to the extent performance goals are achieved.

The Administrator will determine all terms and conditions of the awards including (i) whether performance goals must be achieved for the participant to realize any portion of the benefit provided under the award, (ii) the length of the vesting and/or performance period, subject to the minimum vesting period requirement (described below), and, if different, the date that payment of the benefit will be made, (iii) with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more shares of common stock, and (iv) with respect to performance shares, performance units, and RSUs, whether the awards will settle in cash, in shares of common stock (including restricted stock), or in a combination of the two, except that no dividends or dividend equivalents will be paid on performance shares or performance share units prior to their vesting.

Cash Incentive Awards

The Administrator may grant cash incentive awards. An incentive award is the right to receive a cash payment to the extent one or more performance goals are achieved. The Administrator will determine all terms and conditions of a cash incentive award, including, but not limited to, the performance goals (as described above), the performance period, the potential amount payable, and the timing of payment. While the Omnibus Plan permits cash incentive awards to be granted under the plan, we are not limited

Performance Goals

For purposes of the Omnibus Plan, the Administrator may establishes performance goals which relate to one or more of the following measures with respect to our Company or any one or more of our subsidiaries, affiliates, or other business units: net sales; cost of sales; gross income; gross revenue; revenue; operating income; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and exception items; income from continuing operations; net income; earnings per share; diluted earnings per share; total shareholder return; fair market value of a share of common stock; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; ratio of debt to debt plus equity; return on shareholder equity; return on invested capital; return on average total capital employed; return on net capital employed; return on assets; return on net assets employed before interest and taxes; operating working capital; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); economic value added; succession planning; manufacturing return on assets; manufacturing margin; and customer satisfaction. Performance goals may also relate to a participant’s individual performance. The Administrator reserves the right to adjust any performance goals or modify the manner of measuring or evaluating a performance goal.

Dividend Equivalent Units

The Administrator may grant dividend equivalent units. A dividend equivalent unit gives the participant the right to receive a payment, in cash or shares of common stock, equal to the cash dividends or other distributions that we pay with respect to a share of common stock. We determine all terms and conditions of a dividend equivalent unit award, except that dividend equivalent units may not be granted in connection with a stock option or SAR, and dividend equivalent unit awards that relate to performance shares or performance units may not provide for payment prior to vesting.

Other Stock-Based Awards

The Administrator may grant to any participant shares of unrestricted stock as a replacement for other compensation to which such participant is entitled, such as in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or as a bonus.

Transferability

Awards are not transferable, including to any financial institution, other than by will or the laws of descent and distribution, unless the Administrator allows a participant to (i) designate in writing a beneficiary to exercise the award or receive payment under the award after the participant’s death, (ii) transfer an award to a former spouse as required by a domestic relations order incident to a divorce, or (iii) transfer an award without receiving any consideration.

Adjustments

If (i) we are involved in a merger or other transaction in which our shares of common stock are changed or exchanged; (ii) we subdivide or combines shares of common stock or declare a dividend payable in shares of common stock, other securities, or other property (other than stock purchase rights issued pursuant to a shareholder rights agreement); (iii) we effect a cash dividend that exceeds 10% of the fair market value of a share of common stock or any other dividend or distribution in the form of cash or a repurchase of shares of common stock that our Board determines is special or extraordinary, or that is in connection with a recapitalization or reorganization; or (iv) any other event occurs that in the Administrator’s judgment requires an adjustment to prevent dilution or enlargement of the benefits intended to be made available under the Omnibus Plan, then the Administrator will, in a manner it deems equitable, adjust any or all of (A) the number and type of shares subject to the Omnibus Plan and which may, after the event, be made the subject of awards; (B) the number and type of shares of common stock subject to outstanding awards; (C) the grant, purchase, or exercise price with respect to any award; and (D) the performance goals of an award.

In any such case, the Administrator may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award, subject to the terms of the Omnibus Plan.

The Administrator may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, authorize the issuance or assumption of awards upon terms and conditions we deem appropriate without affecting the number of shares of common stock otherwise reserved or available under the Omnibus Plan.

Change of Control

Upon a change of control (as defined in the Omnibus Plan), the successor or surviving corporation may agree to assume some or all outstanding awards or replace them with the same type of award with similar terms and conditions, without the consent of any participant, subject to the following requirements:

•

Each award that is assumed must be appropriately adjusted, immediately after such change of control, to apply to the number and class of securities that would have been issuable to a participant upon the consummation of such change of control had the award been exercised, vested, or earned immediately prior to such change of control, and other appropriate adjustment to the terms and conditions of the award may be made.

•

If the securities to which the awards relate after the change of control are not listed and traded on a national securities exchange, then (a) each participant must be provided the option to elect to receive, in lieu of the issuance of such securities, cash in an amount equal to the fair value of the securities that would have otherwise been issued, and (b) no reduction may be taken to reflect a discount for lack of marketability, minority, or any similar consideration, for purposes of determining the fair value of such securities.

•

If a participant is terminated from employment without cause, or due to death or disability, or the participant resigns employment for good reason (as defined in any award or other agreement between the participant and our Company or an affiliate) within two years following the change of control, then upon such termination, all of the participant’s awards in effect on the date of such termination will vest in full or be deemed earned in full.

If the purchaser, successor, or surviving entity does not assume the awards or issue replacement awards, then immediately prior to the change of control date, unless the Administrator otherwise determines:

•

Each stock option or SAR then held by a participant will become immediately and fully vested, and all stock options and SARs will be cancelled on the change of control date in exchange for a cash payment equal to the excess of the change of control price of the shares of Common Stock over the purchase or grant price of such shares under the award.

•	Unvested restricted stock and RSUs (that are not performance awards) will vest in full.

•

All performance shares, performance units, and cash incentive awards for which the performance period has expired will be paid based on actual performance, and all such awards for which the performance period has not expired will be cancelled in exchange for a cash payment equal to the amount that would have been due under such awards, valued assuming achievement of target performance goals at the time of the change of control, prorated based on the number of full months elapsed in the performance period.

•	All unvested dividend equivalent units will vest (to the same extent as the award granted in tandem with such units) and be paid.

•	All other unvested awards will vest and any amounts payable will be paid in cash.

Term of Plan

Unless earlier terminated by the Board, the Omnibus Plan as amended by the Plan Amendment will remain in effect until the 10th anniversary of the date on which the Plan Amendment is approved by shareholders.

Termination and Amendment

The Board or Administrator may amend, alter, suspend, discontinue or terminate the Omnibus Plan at any time, subject to the following limitations:

•	the Board must approve any amendment to the Omnibus Plan if we determine such approval is required by prior action of the Board, applicable corporate law, or any other applicable law;

•

shareholders must approve any amendment to the Omnibus Plan, which may include an amendment to materially increase the number of shares reserved under the Omnibus Plan, if we determine that such approval is required by Section 16 of the Securities Exchange Act of 1934, the Code, the listing requirements of any principal securities exchange or market on which the shares are then traded, or any other applicable law; and

•	shareholders must approve any amendment to the Omnibus Plan that would diminish the protections afforded by the participant award limits or repricing and backdating prohibition.

•

Subject to the requirements of the Omnibus Plan, the Administrator may modify or amend any award or waive any restrictions or conditions applicable to any award or the exercise of the award, or amend, modify, or cancel any terms and conditions applicable to any award, in each case, by mutual agreement of the Administrator and the participant or any other person(s) that may have an interest in the award, so long as any such action does not increase the number of shares of common stock issuable under the Omnibus Plan. We need not obtain participant (or other interested party) consent for any such action (i) that is permitted pursuant to the adjustment provisions of the Omnibus Plan; (ii) to the extent we deem the action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which our common stock is then traded; (iii) to the extent we deem the action is necessary to preserve favorable accounting or tax treatment of any award for us; or (iv) to the extent we determine that such action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person(s) as may then have an interest in the award.

The authority of the Board and the Committee to terminate or modify the Omnibus Plan or awards, and to otherwise administer the Plan with respect to outstanding awards, will extend beyond the termination date of the Omnibus Plan. In addition, termination of the Omnibus Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force and effect after termination of the Omnibus Plan except as they may lapse or be terminated by their own terms and conditions.

Repricing Prohibited

Except for the adjustments provided for in the Omnibus Plan, neither the Administrator nor any other person may amend the terms of outstanding stock options or SARs to reduce their exercise or grant price, cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise or grant price that is less than the exercise or grant price of the awards being cancelled, or cancel outstanding stock options or SARs with an exercise or grant price above the current fair market value of a share in exchange for cash or other securities. In addition, the Administrator may not grant a stock option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such award.

Certain Federal Income Tax Consequences

The following summarizes certain U.S. federal income tax consequences relating to the Omnibus Plan under current tax law.

Tax Consequences of Stock Options

The grant of a stock option will create no income tax consequences to us or the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Upon the participant’s subsequent disposition of the shares of common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the common stock on the exercise date.

In general, a participant will recognize no income or gain as a result of exercise of an incentive stock option (except that the alternative minimum tax may apply). Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the common stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of common stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights

The grant of a SAR will create no income tax consequences to us or the recipient. Upon the exercise or maturity of a SAR, the participant will recognize ordinary income equal to the amount of cash and the fair market value of any shares received. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If shares are delivered under the SAR, upon the participant’s subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the participant received the shares.

Restricted Stock

Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the common stock on the date the restrictions lapse. Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to deduct any loss. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

Performance Shares

The grant of a performance share award will create no income tax consequences for us or the participant. Upon the participant’s receipt of shares after the end of the applicable performance period and any applicable vesting period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents, if any, paid on performance shares. We will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant. Upon the participant’s subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the participant received the shares.

Performance Units and RSUs

The grant of a performance unit or RSU will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance or vesting period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will generally be entitled to a corresponding deduction in the same amount and at the same time. If performance units or RSUs are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

Cash Incentive Awards

A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and we will generally be entitled to a corresponding deduction in the same amount and at the same time.

Other Stock Based Awards

A participant who receives shares of common stock pursuant to a stock award will recognize ordinary income equal to the fair market value of the shares received and we will generally be entitled to a corresponding deduction in the same amount and at the same time. Upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

Withholding

In the event that we or one of our affiliates are required to withhold any federal, state or local taxes or other amounts in respect of any income recognized by a participant as a result of the grant, vesting, payment or settlement of an award or disposition of any shares acquired under an award, we may satisfy such obligation by:

•	If cash is payable under an award, deducting from such cash payment the amount needed to satisfy such obligation;

•

If shares are issuable under an award, then to the extent that the Administrator approves, (1) withholding shares of common stock having a fair market value equal to such obligation, or (2) allowing the participant to elect to (a) have us or our affiliates withhold shares otherwise issuable under the award, (b) tender back shares received in connection with such award, or (c) deliver other previously owned shares, in each case having a fair market value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total statutory maximum federal, state, and local tax withholding obligations associated with the transaction to the extent needed for us or our affiliates to avoid an accounting charge; or

•

Deducting the amount needed to satisfy such obligation from any wages or other payments owed to the participant, requiring such participant to pay us or our affiliate in cash, or making other arrangements satisfactory to us or our affiliate.

No Guarantee of Tax Treatment

Notwithstanding any provisions of the Omnibus Plan, we do not guarantee that (i) any award intended to be exempt from Section 409A of the Code is so exempt, (ii) any award intended to comply with Section 409A or Section 422 of the Code does so comply, or (iii) any award will otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will we or any of our affiliates be required to indemnify, defend, or hold harmless any individual with respect to the tax consequences of any award.

Section 162(m) Limit on Deductibility of Compensation

Section 162(m) of the Code limits our deduction to $1 million of compensation paid per person per year, including compensation arising from awards granted under the Omnibus Plan, with respect to our covered employees, generally including our named executive officers.

Treatment of “Excess Parachute Payments”

The accelerated vesting or payment of awards under the Omnibus Plan upon a change of control of our Company could result in a participant being considered to receive “excess parachute payments” (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant. In such event, we would not be able to deduct the excess parachute payments made to a participant. The Omnibus Plan has what is known as a “better of” provision under which the participant will receive the greater after-tax benefit between payment in full, including payment of the excise tax, or reduction of such payment to $1 less than the maximum amount the participant could receive without being subject to the excise tax.

New Plan Benefits

All awards to our directors, executive officers, employees, consultants or advisors are made at our discretion, and the benefits and amounts that will be received or allocated under the Omnibus Plan are not determinable at this time.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of December 31, 2020, with respect to shares of Common Stock that may be issued under the Company’s existing equity compensation plans. The table does not include employee benefit plans intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code. All equity compensation plans are described more fully in Note 21 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2020.

Plan Category	Number of securities issued or to be issued upon vesting of units or exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,550,222	$8.74	449,778
Equity compensation plans not approved by security holders	—	—	—

Total	1,550,222	$8.74	449,778

(1)	Represents weighted average exercise price of 718,528 outstanding options and does not take into account restricted stock units.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock represented and voted at the Annual Meeting, assuming a quorum is present, is required to approve the amendment to the Omnibus Plan. Abstentions will have the same effect as a vote “against” the amendment to the Omnibus Plan, and broker non-votes will have no impact on the vote. A broker non-vote occurs when a broker submits a proxy card with respect to shares that the broker holds on behalf of another person but declines to vote on a particular matter, either because the broker elects not to exercise its discretionary authority to vote on the matter or does not have authority to vote on the matter.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE OMNIBUS PLAN. SHARES OF THE COMPANY’S COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE AMENDMENT TO THE OMNIBUS PLAN.

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2021.

We are asking our shareholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. Although ratification is not required, our Board is submitting the appointment of Deloitte & Touche LLP to our shareholders for ratification because we value our shareholders’ views on our independent auditors and as a matter of good corporate practice. In the event that our shareholders fail to ratify the appointment, the Audit Committee will consider it as a direction to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent auditor at any time if it determines that such a change would be in the best interests of the Company and our shareholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

Assuming a quorum is present at the Annual Meeting, the number of votes cast for the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021 must exceed the number of votes cast against it. Abstentions and broker non-votes will be counted as present in determining whether there is a quorum; however, they will not constitute a vote “for” or “against” ratification and will be disregarded in the calculation of votes cast.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. SHARES OF THE COMPANY’S COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table for 2020” below. Our named executive officers for 2020 were:

Name(1)	Principal Position
Robert D. Kamphuis	Chairman, President and Chief Executive Officer
Todd M. Butz	Chief Financial Officer
Ryan F. Raber	Executive Vice President – Strategy, Sales & Marketing

(1)

As an “emerging growth company,” our “named executive officers” consist of the individuals who served as our principal executive officer and our two other most highly compensated officers who served as executive officers during our last completed fiscal year.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following the completion of this offering may differ materially from the currently planned programs summarized in this discussion.

Summary Compensation Table for 2020

The following table provides information regarding the compensation of our named executive officers during 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock awards ($)(2)	Option awards ($)(3)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)(4)	Total ($)
Robert D. Kamphuis	2020	670,000	413,507	1,053,000	1,053,000	—	—	7,125	3,196,632
Chairman, President and Chief Executive Officer	2019	670,000	201,000	2,645,000	945,000	3,850,634	7,837,760	11,200	16,160,594
Todd M. Butz	2020	365,000	180,215	250,000	250,000	—	—	7,125	1,052,340
Chief Financial Officer	2019	365,000	87,600	587,500	237,500	1,817,360	464,728	11,200	3,570,888
Ryan F. Raber	2020	320,000	131,664	167,500	167,500	—	—	7,125	793,789
Executive Vice President –Strategy, Sales & Marketing	2019	320,000	64,000	517,500	167,500	1,817,360	455,836	11,200	3,353,396

(1)

The amounts in this column for 2020 represent annual cash bonuses earned on a discretionary basis for 2020 and paid in 2021 as described below under the heading “Incentive Compensation Plans — 2020 Annual Cash Bonus.”

(2)

The Stock Awards column represents the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), for restricted stock units that were granted pursuant to the Omnibus Plan. Information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in Note 21 to the Consolidated Financial Statements for our fiscal year ended December 31, 2020. Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)

The Option Awards column represents the aggregate grant date fair value, computed in accordance with ASC Topic 718, for stock options that were granted pursuant to the Omnibus Plan. Information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in Note 21 to the Consolidated Financial Statements for our fiscal year ended December 31, 2020. Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(4)

The amounts in this column for 2020 represent amounts credited or expected to be credited by us to the named executive officer’s account under our defined contribution retirement plans (the ESOP and the 401(k)) for 2020.

Employment, Severance or Change in Control Agreements

We have entered into executive severance agreements with Messrs. Kamphuis and Butz that provide a lump sum severance benefit equal to one and one-half times and one times, respectively, the executive’s then-current annual base salary and target annual cash bonus in the event that his employment is involuntarily terminated without cause or he terminates for good reason prior to a change in control of the Company. As a condition of receiving such severance Messrs. Kamphuis and Butz are required to execute a release and waiver of claims.

During 2020, as previously disclosed, we entered into Change in Control Employment and Severance Agreements (“Change in Control Agreements”) with each of our executive officers, including our named executive officers. The Change in Control Agreements provide for certain protections relating to the executive officers’ employment during a two-year period following a change in control of the Company. If, during the protected period, the executive officer’s employment is terminated by the Company without cause, other than by reason of death or disability, or the executive officer terminates his employment with good reason, then, if the executive officer provides a release of claims, he will be entitled to a severance payment of two times (three times, in the case of Mr. Kamphuis) the sum of his annual base salary and target annual bonus. Each Change in Control Agreement also provides that the executive officer would be entitled to continued life insurance, hospitalization, medical and dental coverage for 24 months (36 months, in case of Mr. Kamphuis) following the termination of employment. Any equity-based and cash incentive awards granted after the change in control will be deemed immediately earned or vested in full as of the termination of employment.

Prior to a change in control, the Change in Control Agreements do not restrict our right to terminate the executive officer’s employment for any reason. However, if the executive officer’s employment is terminated by us without cause within 180 days prior to a change in control and the executive officer reasonably demonstrates that the termination was at the request of the acquirer or otherwise arose in connection with or in anticipation of the change in control, the executive officer will be entitled to the protections under the Change in Control Agreements described above.

The Change in Control Agreements impose restrictive covenants on the executive officers, including non-solicitation of Company customers, non-competition with the Company and non-interference with Company employees during the executive officer’s employment and for 12 months after employment ends. The Change in Control Agreements also obligate executive officers to protect the Company’s confidential information.

The Change in Control Agreements do not provide for any tax gross-ups. To the extent payments in connection with the change in control would trigger the parachute payment excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, then the executive officer will either receive the total payments and pay the excise tax or have the total payments reduced such that no excise tax will be imposed, whichever is better for the executive officer on an after-tax basis.

Incentive Compensation Plans

2020 Annual Cash Bonus

During 2020, our named executive officers were eligible to receive annual cash bonuses based on the achievement of certain performance conditions established by our Compensation Committee. The performance goals had both (1) company performance measures, which were Return on Net Capital Employed (“RONCE”), and Earnings Before Interest, Taxes, Depreciation, Amortization and ESOP Expense (“EBITDAE”), and (2) individual performance measures. The performance goals for each element were pre-established at threshold, target and maximum performance levels.

The performance measures that applied to each named executive officer were as follows. The applicable measures were weighted as follows: 40% RONCE, 40% EBITDAE and 20% individual performance, which is determined on a discretionary basis. For 2020, the threshold performance levels for RONCE and EBITDAE were not achieved, but individual performance was deemed satisfactory on a discretionary basis.

Our Compensation Committee also established specific target bonus payouts for each named executive officer, which are expressed as a percentage of each named executive officer’s base salary. For 2020, the named executive officer target payouts as a percentage of base salary were: Mr. Kamphuis 150%; Mr. Butz 120% and Mr. Raber 100%. The annual cash bonus paid earned on the basis of the performance measures described above would be calculated by multiplying the applicable weightings by the percentages of achievement to derive the percentages shown in the table below, and multiplying the sum of those percentages by the bonus target payouts for each named executive officer and each named executive officer’s base salary. In 2020, the annual cash bonus calculations based on the performance measures described above were as follows:

	RONCE (%)	EBITDAE (%)	Individual (%)	Total Bonus Percentage Achieved (%)	Bonus Target (%)	Base Salary ($)	Annual Cash Bonus Earned Based on Performance Measures ($)
Robert D. Kamphuis	0.0	0.0	20.0	20.0	150	670,000	201,000
Todd M. Butz	0.0	0.0	20.0	20.0	120	365,000	87,600
Ryan F. Raber	0.0	0.0	20.0	20.0	100	320,000	64,000

In light of our management’s strong performance during the challenges posed by the COVID-19 pandemic and the impact of the pandemic on our ability to achieve the performance goals under the 2020 Annual Bonus Plan, our Compensation Committee approved increasing the payout amount for each of our named executive officers on a discretionary basis as follows:

	Annual Cash Bonus Earned Based on Individual Performance ($)	Discretionary Increase in Payout Amount ($)	Total Annual Cash Bonus Paid ($)
Robert D. Kamphuis	201,000	212,507	413,507
Todd M. Butz	87,600	92,615	180,215
Ryan F. Raber	64,000	67,664	131,664

Incentive Compensation Decisions for 2020

Our Compensation Committee approved annual grants of equity-based awards to our named executive officers, consisting of restricted stock units and stock options. These awards were granted under our Omnibus Plan and are subject to the vesting at a rate of 50% per year over the first two anniversaries of the grant date, contingent on the award holder’s continued employment until the vesting date or earlier death or disability. The awards are reflected in the “Stock Awards” and “Option Awards” columns, respectively, of the Summary Compensation Table for 2020 above and in the Outstanding Equity Awards Table as of December 31, 2020 below.

401(k) Plan; ESOP; Nonqualified Deferred Compensation

Mayville Engineering Company, Inc. 401(k) Plan and ESOP

Our named executive officers are eligible to participate in the 401(k) Plan on the same basis as other employees who satisfy the 401(k) Plan’s eligibility requirements. The 401(k) Plan has an employee stock ownership component under which participants may invest their accounts in shares of our Common Stock. In addition to the employee stock ownership component of the 401(k) Plan, we maintain the separate ESOP.

Our named executive officers are eligible to participate in the ESOP on the same basis as other employees who satisfy the ESOP’s eligibility requirements.

Under our 401(k) Plan, our named executive officers, along with other 401(k) Plan participants, were eligible in 2020 for “safe harbor” non-elective contributions of 2.5% of the employee’s annual salary. We did not make any discretionary contributions under the ESOP for 2020.

We do not provide any defined-benefit pension benefits.

Mayville Engineering Company Deferred Compensation Plan

Our named executive officers are eligible to participate in the Mayville Engineering Company Deferred Compensation Plan (the “Deferred Compensation Plan”), which permits eligible participants to make elective deferrals of up to 50% of the participant’s annual base salary and up to 100% of the participant’s annual short-term cash incentive compensation. Each year, we credit to the account of each participant an amount reflecting the amount, if any, of any reduced allocations, due solely to the participant’s elective deferrals under the Deferred Compensation Plan with respect to our “safe harbor” contributions and discretionary employer contributions to the ESOP and 401(k) Plan and employer non-elective contributions to the 401(k) Plan for the year.

Amounts deferred under the Deferred Compensation Plan were, until the time of our initial public offering in May 2019, deemed invested in shares of our Common Stock and were credited with dividend equivalents while deferred. Deferred amounts credited to a participant’s account are generally distributed following the participant’s separation from service, in a lump sum or up to five annual installments, as elected by the participant. Upon a change in control, the Deferred Compensation Plan will terminate and all amounts deferred under the plan will be distributed, generally in a lump sum.

At the time of our initial public offering, because we intend to provide future equity incentive opportunities through the Omnibus Plan, the Deferred Compensation Plan was amended to eliminate the deemed investment of Deferred Compensation Plan account balances in our Common Stock. Instead, a participant’s Deferred Compensation Plan account was deemed to be invested in one or more alternate investment options, such as a mutual fund, for purposes of tracking the deemed investment gain or loss on the participant’s account. Currently, the investment options under the Deferred Compensation Plan generally follow the investment options available under the 401(k) Plan, except that there is no Common Stock investment alternative available under the Deferred Compensation Plan.

The conversion of the participants’ accounts under the Deferred Compensation Plan from a deemed investment in our Common Stock to a cash-based investment was effectuated at $17.00 per share, which was the price established by the underwriters for our sale of stock in our initial public offering. As a result of this conversion, the accounts of Messrs. Kamphuis, Butz and Raber increased in value by the amounts shown in the column titled “Non-qualified deferred compensation earnings” in the 2019 row of the “Summary Compensation Table for 2020.” The accounts of the participants, including the named executive officers, in the Deferred Compensation Plan reflect amounts contributed to the plan by the participants, as well as earnings on these voluntary deferred amounts. The Deferred Compensation Plan is non-funded and unsecured in that it represents only a contractual promise by us to make benefit payments in the future and participants in the Deferred Compensation Plan have the status of general unsecured creditors of our Company.

Other Elements of Compensation

Health/Welfare Plans. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•	medical, dental and vision benefits;

•	medical and dependent care flexible spending accounts;

•	short-term and long-term disability insurance; and

•	life insurance.

We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

Cost Guarantee. We maintain a cost guarantee arrangement with Mr. Kamphuis under which, in exchange for Mr. Kamphuis’ relocation to the Mayville area, we agreed to guarantee the return of the initial cost of his home in the event of his death, disability or termination of employment. In addition, if the value of the guarantee is in excess of the current fair market value at the time of the termination, then we will provide a make-whole payment to Mr. Kamphuis for any personal income tax liability he incurs as a result of the guarantee and any taxes due as a result of the make-whole payment. We entered into this arrangement with Mr. Kamphuis to encourage him to relocate to the Mayville area because we believe that it is valuable to us to have our President and Chief Executive Officer in close proximity to our headquarters.

Outstanding Equity Awards as of December 31, 2020

The following table contains information concerning equity awards held by our named executive officers that were outstanding as of December 31, 2020.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stack That have Not Vested(1)($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert D. Kamphuis	—	370,775	(2)	$7.12	2/27/2022	—		—	—	—
	77,842	77,842	(3)	$17.00	5/08/2029	—		—	—	—

	—					175,688	(4)	2,357,740	—	—
Todd M. Butz	—	88,029	(2)	$7.12	2/27/2022	—		—	—	—
	19,564	19,563	(3)	$17.00	5/08/2029	—		—	—	—

	—					42,099	(5)	564,969	—	—
Ryan F. Raber	—	58,979	(2)	$7.12	2/27/2022	—		—	—	—
	13,798	13,797	(3)	$17.00	5/08/2029	—		—	—	—

	—					28,452	(6)	381,825	—	—

(1)	Market value computed by multiplying the number of restricted stock units that have not vested by $13.42, which was the closing price of a share of our Common Stock on the last trading day of 2020.
(2)	The options will vest 50% on each of February 27, 2021 and February 27, 2022.
(3)	The remaining unexercisable options will vest on May 8, 2021.
(4)	27,794 restricted stock units will vest on May 8, 2021; 73,947 restricted stock units will vest on February 27, 2021; and 73,947 restricted stock units will vest on February 27, 2022.

(5)	6,986 restricted stock units will vest on May 8, 2021; 17,557 restricted stock units will vest on February 27, 2021; and 17,556 restricted stock units will vest on February 27, 2022.
(6)	4,926 restricted stock units will vest on May 8, 2021; 11,763 restricted stock units will vest on February 27, 2021; and 11,763 restricted stock units will vest on February 27, 2022.

Omnibus Plan

We did not maintain any equity incentive plan prior to our initial public offering in May 2019. However, in connection with our initial public offering, our board of directors and the ESOP, as our sole shareholder, adopted the Omnibus Plan, under which the stock options and restricted stock units described above were granted to our named executive officers in 2020. A description of material terms of the Omnibus Plan is set forth above under the heading “Approval of an Amendment to the Mayville Engineering Company, Inc. 2019 Omnibus Incentive Plan.”

MISCELLANEOUS

Change in Accountants

In preparation for our initial public offering of Common Stock, on October 16, 2018, our Board approved the decision to change independent registered public accounting firms and we dismissed Schenck SC (“Schenck”) as our independent registered public accounting firm. On January 10, 2019, we retained Deloitte & Touche LLP as our new independent registered public accounting firm to audit our consolidated financial statements as of and for the year ended December 31, 2018 and to re-audit our consolidated financial statements as of and for the year ended December 31, 2017, which had previously been audited by Schenck.

The report of Schenck on our consolidated financial statements as of and for the year ended December 31, 2017 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent years preceding our dismissal of Schenck and the subsequent interim period through October 16, 2018, we had no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with Schenck on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Schenck, would have caused Schenck to make reference in connection with its report to the subject matter of the disagreement during its audit of our consolidated financial statements for the year ended December 31, 2017. During the two most recent years preceding our discharge of Schenck and the subsequent interim period through October 16, 2018, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto).

During the two years ended December 31, 2017 and through the period ended October 16, 2018, we did not consult with Deloitte & Touche LLP with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Deloitte & Touche LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as defined above).

We have previously provided Schenck with a copy of the foregoing disclosure and requested that Schenck furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not Schenck agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of the letter, dated February 7, 2019, furnished by Schenck in response to that request, was filed as Exhibit 16 to our Registration Statement on Form S-1 (File No. 333-230840), filed with the Securities and Exchange Commission on April 12, 2019.

Independent Registered Public Accounting Firm

Deloitte & Touche LLP acted as the independent registered public accounting firm for the Company since January 10, 2019. The Audit Committee is solely responsible for the selection, retention, oversight and, when appropriate, termination of the Company’s independent registered public accounting firm.

The fees to Deloitte & Touche LLP, our current independent registered public accounting firm, for all services rendered for the period commencing January 10, 2019 and ending December 31, 2020 were as follows:

	2020	2019
Audit Fees(1)	$450,000	$882,446
Audit-Related Fees(2)	$42,995	$562,339
Tax Fees(3)	—	—
All Other Fees(4)	$447,129	—

Total	$940,129	$1,444,785

(1)

Audit of annual financial statements, review of financial statements included in Form 10-Q and other documents filed with the Securities and Exchange Commission, and other services normally provided in connection with statutory and regulatory filings, including out-of-pocket expenses.

(2)	Services related to the Company’s audit, including out of pocket expenses.
(3)	Tax consultations and tax return preparation including out-of-pocket expenses.
(4)	Consulting services and studies.

The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent registered public accounting firm. Pursuant to these policies and procedures, the Audit Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate to grant such pre-approvals, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s responsibilities to management. In 2020, the Audit Committee pre-approved all services provided by our independent registered public accounting firm, and no fees to the independent registered public accounting firm were approved pursuant to the de minimis exception under the Securities and Exchange Commission’s rules.

Expenses

The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular associates of the Company. Such individuals will not be paid any additional compensation for such solicitation. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

Multiple Shareholders Sharing the Same Address

Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company’s communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders and proxy statement, unless the Company has received contrary instructions from one or more of the shareholders. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. For future deliveries of annual reports to shareholders and/or proxy statements, shareholders may also request that we deliver multiple copies at a shared address to which a single copy of each document was delivered. Shareholders sharing an address who are currently receiving multiple copies of the annual report to shareholders and/or proxy statement may also request delivery of a single copy. Shareholders may notify the Company of their requests by calling or writing Todd M. Butz, Secretary, Mayville Engineering Company, Inc., at (920) 387-4500 or 715 South Street, Mayville, Wisconsin 53050.

Shareholder Proposals

Proposals that shareholders of the Company intend to present at and have included in the Company’s proxy statement for the 2022 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), must be received by the Company by the close of business on November 8, 2021. In addition, a shareholder who otherwise intends to present business at the 2022 annual meeting (including nominating persons for election as directors) must comply with the requirements set forth in the Company’s bylaws. Among other things, our bylaws provide that shareholders seeking to bring business before an annual meeting must provide timely notice of their proposal in writing to the Secretary of the Company. To be timely, a shareholder’s notice for the 2022 annual meeting must be received on or before December 31, 2021 (assuming a meeting before May 1, 2022). If the date of the 2022 annual meeting is on or after May 1, 2022, then the deadline for receipt by the Company of a timely notice under the bylaws is extended one day after December 31, 2021 for each day after April 30, 2022 until the date of the 2022 annual meeting (for example, if the 2022 annual meeting will be held on May 12, 2022, then the notice deadline under the Company’s bylaws would be January 12, 2022). The bylaws also specify requirements as to the form and content of a shareholder’s notice. Under the bylaws, if the Company does not receive timely notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals shareholders intend to present at the 2022 annual meeting but do not intend to include in the Company’s proxy statement for such meeting), then the Company will not be required to present such proposal at the 2022 annual meeting. If the Board chooses to present such proposal at the 2022 annual meeting, then the persons named in proxies solicited by the Board for the 2022 annual meeting may exercise discretionary voting power with respect to such proposal.

By Order of the Board of Directors
MAYVILLE ENGINEERING COMPANY, INC.

Todd M. Butz
Secretary

March 8, 2021

Appendix A

MAYVILLE ENGINEERING COMPANY, INC.

2019 OMNIBUS INCENTIVE PLAN

As Proposed to be Amended April 20, 2021

Section 1. Purposes, History and Effective Date.

(a) Purpose. The Mayville Engineering Company, Inc. 2019 Omnibus Incentive Plan (the “Plan”) has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, directors, employees, and consultants, and (ii) to increase shareholder value. The Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

(b) Effective Date; Amendment Date. The Plan will came into existence on the Effective Date and was approved by the shareholders of the Company within twelve (12) months after the Effective Date. Effective as of the Amendment Date, the Company is amending and restating the Plan to increase the number of Shares reserved for issuance hereunder (the “Restatement”), subject to approval of the Restatement by the shareholders of the Company at the Company’s 2021 annual meeting of shareholders. The Plan will terminate as provided in Section 15.

Section 2. Definitions. Capitalized terms used and not otherwise defined in this Plan or in any Award agreement have the following meanings:

(a) “Administrator” means the Board or the Committee; provided that, to the extent the Board or the Committee has delegated authority and responsibility as an Administrator of the Plan to one or more committees or officers of the Company as permitted by Section 3(b), the term “Administrator” shall also mean such committee(s) and/or officer(s).

(b) “Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option or a Stock Appreciation Right may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by or is under common control with, the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(c) “Amendment Date” means April 20, 2021.

(d) “Applicable Exchange” means the national securities exchange or automated trading system on which the Stock is principally traded at the applicable time.

(e) “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Stock, Restricted Stock, Restricted Stock Units, a Cash Incentive Award, or any other type of award permitted under this Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Cash Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved (or other requirements are met), as described in Section 10.

(h) “Cause” means, with respect to a Participant, one of the following, which are listed in order of priority:

(i) the meaning given in a Participant’s employment, retention, change of control, severance or similar agreement with the Company or any Affiliate; or if none then

(ii) the meaning given in the Award agreement; or if none then

(iii) the meaning given in the Company’s employment policies as in effect at the time of the determination (or if the determination of Cause is being made within two years following a Change of Control, the meaning given in the Company’s employment policies as in effect immediately prior to the Change of Control); or if none then

(iv) the occurrence of any of the following: (x) the repeated failure or refusal of the Participant to follow the lawful directives of the Company or an Affiliate (except due to sickness, injury or disabilities), (y) gross inattention to duty or any other willful, reckless or grossly negligent act (or omission to act) by the Participant, which, in the good faith judgment of the Company, could result in a material injury to the Company or an Affiliate including but not limited to the repeated failure to follow the policies and procedures of the Company, or (z) the commission by the Participant of a felony or other crime involving moral turpitude or the commission by the Participant of an act of financial dishonesty against the Company or an Affiliate.

(i) A “Change of Control” shall have the meaning given in an Award agreement, or if none, shall be deemed to exist if:

(i) a Person acquires fifty percent (50%) or more of the combined voting power of the outstanding securities of the Company having a right to vote in elections of directors; or

(ii) Continuing Directors shall for any reason cease to constitute a majority of the Board; or

(iii) the Company disposes of all or substantially all of the business of the Company to a party or parties other than a subsidiary or other affiliate of the Company pursuant to a partial or complete liquidation of the Company, sale of assets (including stock of a subsidiary of the Company) or otherwise; or

(iv) there is consummated a merger, consolidation or share exchange of the Company with any other corporation or the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company), other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date pursuant to express authorization by the Board) representing fifty percent (50%) or more of either the then outstanding shares of Stock or the Company or the combined voting power of the Company’s then outstanding voting securities.

For purposes of this Plan, (x) the term “Continuing Director” shall mean a member of the Board who either was a member of the Board on the Effective Date or who subsequently became a Director and whose election, or nomination for election, was approved by a vote of at least two-thirds (2/3) of the Continuing Directors then in office, and (y) the term “Excluded Person” shall mean (A) the Company or its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or its subsidiaries, including, for the avoidance of doubt, one or more employee stock ownership plans, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company.

If an Award is considered deferred compensation subject to the provisions of Code Section 409A, then the foregoing definition shall be deemed amended to the minimum extent necessary to comply with Code Section 409A, and the Administrator may include such amended definition in the Award agreement issued with respect to such Award.

(j) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(k) “Committee” means the Compensation Committee of the Board, any successor committee thereto or such other committee of the Board that is designated by the Board with the same or similar authority. The Committee shall consist only of Non-Employee Directors (not fewer than two (2)) who also qualify as Outside Directors to the extent necessary for the Plan and Awards to comply with Rule 16b-3 promulgated under the Exchange Act.

(l) “Company” means Mayville Engineering Company, Inc., a Wisconsin corporation, or any successor thereto.

(m) “Director” means a member of the Board.

(n) “Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other cash distributions paid with respect to a Share.

(o) “Effective Date” means the day the Board adopts the Plan.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(q) “Fair Market Value” means a price that is based on the opening, closing, actual, high or low sale price, or the arithmetic mean of selling prices of, a Share, on the Applicable Exchange on the applicable date, the preceding trading day, the next succeeding trading day, or the arithmetic mean of selling prices on all trading days over a specified averaging period weighted by volume of trading on each trading day in the period that is within 30 days before or 30 days after the applicable date, as determined by the Board or the Committee in its discretion; provided that, if an arithmetic mean of prices is used to set a grant price or an exercise price for an Option or Stock Appreciation Right, the commitment to grant the applicable Award based on such arithmetic mean must be irrevocable before the beginning of the specified averaging period in accordance with Treasury Regulation §1.409A-1(b)(5)(iv)(A). The method of determining Fair Market Value with respect to an Award shall be determined by the Board or the Committee and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award; provided that, if the Board or the Committee does not specify a different method, the Fair Market Value of a Share as of a given date shall be the closing sale price as of the trading day immediately preceding the date as of which Fair Market Value is to be determined or, if there shall be no such sale on such date, the next preceding day on which such a sale shall have occurred. If the Stock is not traded on an established stock exchange, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate, but based on objective criteria. Notwithstanding the foregoing, in the case of an actual sale of Shares, the actual sale price shall be the Fair Market Value of such Shares.

(r) “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of Stock, pursuant to which Stock is priced for the initial public offering.

(s) “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.

(t) “Option” means the right to purchase Shares at a stated price for a specified period of time.

(u) “Participant” means an individual selected by the Administrator to receive an Award.

(v) “Performance Goals” means any objective or subjective goals the Administrator establishes with respect to an Award. Performance Goals may include, but are not limited to, the performance of the Company or any one or more of its Subsidiaries, Affiliates or other business units with respect to the following measures: net sales; cost of sales; gross income; gross revenue; revenue; operating income; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and exception items; income from continuing operations; net income; earnings per share; diluted earnings per share; total shareholder return; Fair Market Value; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; ratio of debt to debt plus equity; return on shareholder equity; return on invested capital; return on average total capital employed; return on net capital employed; return on assets; return on net assets employed before interest and taxes; operating working capital; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); economic value added; succession planning; manufacturing return on assets; manufacturing margin; and customer satisfaction. Performance Goals may also relate to a Participant’s individual performance.

The Administrator reserves the right to adjust Performance Goals, or modify the manner of measuring or evaluating a Performance Goal, for any reason the Administrator determines is appropriate, including but not limited to: (i) by excluding the effects of charges for reorganizing and restructuring; discontinued operations; asset write-downs; gains or losses on the disposition of a business; or mergers, acquisitions or dispositions; and extraordinary, unusual and/or non-recurring items of gain or loss; (ii) excluding the costs of litigation, claims, judgments or settlements; (iii) excluding the effects of changes laws or regulations affecting reported results, or changes in tax or accounting principles, regulations or law; and (iv) excluding any accruals of amounts related to payments under the Plan or any other compensation arrangement maintained by the Company or an Affiliate.

The inclusion in an Award agreement of specific adjustments or modifications shall not be deemed to preclude the Administrator from making other adjustments or modifications, in its discretion, as described herein, unless the Award agreement provides that the adjustments or modifications described in such agreement shall be the sole adjustments or modifications.

(w) “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved (or other requirements are met).

(x) “Performance Unit” means the right to receive a cash payment and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved (or other requirements are met).

(y) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, or any group of Persons acting in concert that would be considered “persons acting as a group” within the meaning of Treas. Reg. § 1.409A-3(i)(5).

(z) “Plan” means this Mayville Engineering Company, Inc. 2019 Omnibus Incentive Plan, as it may be amended from time to time.

(aa) “Restricted Stock” means Shares that are subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals or upon the completion of a period of service, or both.

(bb) “Restricted Stock Unit” means the right to receive a Share or a cash payment the value of which is equal to the Fair Market Value of one Share.

(cc) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(dd) “Share” means a share of Stock.

(ee) “Stock” means the common stock of the Company, no par value.

(ff) “Stock Appreciation Right” or “SAR” means the right to receive a cash payment, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(gg) “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

Section 3. Administration.

(a) Administration. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (i) interpret the provisions of this Plan or any agreement covering an Award;

(ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

(b) Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to a subcommittee of the Committee or to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee, subcommittee or one or more officers to the extent of such delegation.

(c) No Liability; Indemnification. No member of the Board or the Committee, and no officer or member of any other committee to whom a delegation under Section 3(b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless each such individual as to any acts or omissions, or determinations made, in each case done or made in good faith, with respect to this Plan or any Award to the maximum extent that the law and the Company’s By-Laws permit.

Section 4. Eligibility; Participant Award Limits.

(a) Eligibility. The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of the Company or its Affiliates; any individual that the Company or an Affiliate has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its Affiliates; or any Director, including a Non-Employee Director. The Administrator’s designation of, or granting of an Award to, a Participant will not require the Administrator to designate such individual as a Participant or grant an Award to such individual at any future time. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.

(b) Participant Award Limits. Subject to adjustment as provided in Section 17, no Participant may be granted Awards that could result in such Participant:

(i) receiving Options for, and/or Stock Appreciation Rights with respect to, more than 400,000 Shares (or 15,000 Shares, in the case of a Non-Employee Director) during any fiscal year of the Company;

(ii) receiving Awards of Restricted Stock and/or Restricted Stock Units, and/or other Stock-based Awards pursuant to Section 12, relating to more than 400,000 Shares (or 15,000 Shares, in the case of a Non-Employee Director) during any fiscal year of the Company;

(iii) receiving Awards of Performance Shares, and/or Awards of Performance Units the value of which is based on the Fair Market Value of Shares, for more than 800,000 Shares (or 30,000 Shares, in the case of a Non-Employee Director) in respect of any period of two consecutive fiscal years of the Company, or of more than 1,200,000 Shares (or 45,000 Shares, in the case of a Non-Employee Director) in respect of any period of three consecutive fiscal years of the Company;

(iv) receiving Cash Incentive Award(s) that could result in a payment of more than $4,000,000 (or a payment of more than $200,000, in the case of a Non-Employee Director) with respect to any fiscal year of the Company;

(v) receiving Award(s) of Performance Units the value of which is not based on the Fair Market Value of a Share in respect of any period of two fiscal years of the Company that could result in a payment of more than $8,000,000 (or a payment of more than $400,000, in the case of a Non-Employee Director), or in respect of any three fiscal years of the Company that could result in the payment of $12,000,000 (or a payment of more than $600,000, in the case of a Non-Employee Director); or

(vi) receiving other Stock-based Awards pursuant to Section 12, or Dividend Equivalent Units, relating to more than 400,000 Shares (or 15,000 Shares, in the case of a Non-Employee Director) during any fiscal year of the Company.

Section 5. Types of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 15(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate, including the plan of an acquired entity).

Section 6. Shares Reserved under this Plan.

(a) Plan Reserve. Subject to adjustment as provided in Section 17, an aggregate of Four Million Five Hundred Thousand (4,500,000) Shares are reserved for issuance under this Plan, all of which may be issued pursuant to the exercise of incentive stock options. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock.

(b) Depletion and Replenishment of Shares Under this Plan.

(i) The aggregate number of Shares reserved under Section 6(a) shall be depleted on the date of grant of an Award by the maximum number of Shares, if any, with respect to which such Award is granted. Notwithstanding the foregoing, an Award that may be settled solely in cash shall not cause any depletion of the Plan’s Share reserve at the time such Award is granted.

(ii) To the extent (A) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis) or is settled in cash, (B) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (C) Shares are forfeited under an Award, (D) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, (E) Shares are tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement of an outstanding Stock Appreciation Right or (F) Shares are tendered or withheld to satisfy federal, state or local tax withholding obligations, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan, but Shares recredited to the Plan’s reserve pursuant to clause (D), (E) or (F) may not be issued pursuant to incentive stock options.

Section 7. Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may never be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (e) the terms and conditions of vesting and exercise; (f) the term, except that an Option must terminate no later than ten (10) years after the date of grant; and (g) the manner of payment of the exercise price. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure. To the extent previously approved by the Administrator (which approval may be set forth in an Award agreement or in administrative rules), and subject to such procedures as the Administrator may specify, the payment of the exercise price of Options may be made by (i) delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (ii) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (iii) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (iv) by any combination of (i), (ii) and/or (iii). Except to the extent otherwise set forth in an Award agreement, a Participant shall have no rights as a holder of Stock as a result of the grant of an Option until the Option is exercised, the exercise price and applicable withholding taxes are paid and the Shares subject to the Option are issued thereunder.

Section 8. Stock Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to: (a) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (b) the number of Shares to which the SAR relates; (c) the grant price, which may never be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (d) the terms and conditions of exercise or maturity, including vesting; (e) the term, provided that an SAR must terminate no later than ten (10) years after the date of grant; and (f) whether the SAR will be settled in cash, Shares or a combination thereof.

Section 9. Performance and Stock Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; (c) the length of the vesting and/or performance period and, if different, the date on which payment of the benefit provided under the Award will be made; (d) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (e) with respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or in a combination of cash and Shares; provided that no dividends or Dividend Equivalent Units shall be paid on Performance Shares or Performance Units prior to their vesting.

Section 10. Cash Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Cash Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment.

Section 11. Dividend Equivalent Units. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award will be made concurrently with dividend payments or credited to an account for the Participant which provides for the deferral of such amounts until a stated time; (c) the Award will be settled in cash or Shares; and (d) as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; provided that Dividend Equivalent Units may not be granted in connection with an Option or Stock Appreciation Right; and provided further that no Dividend Equivalent Unit shall provide for payment on Performance Shares or Performance Units prior to their vesting.

Section 12. Other Stock-Based Awards. Subject to the terms of this Plan, the Administrator may grant to a Participant shares of unrestricted Stock as replacement for other compensation to which the Participant is entitled, such as in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or as a bonus.

Section 13. Discretion to Accelerate Vesting. The Administrator may accelerate the vesting of an Award or deem an Award to be earned, in whole or in part, in the event of a Participant’s death, disability (as defined by the Administrator), retirement, or termination without cause, or as provided in Section 17(c) or upon any other event as determined by the Administrator in its sole and absolute discretion.

Section 14. Transferability. Awards are not transferable, including to any financial institution, other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (a) designate in writing a beneficiary to exercise the Award or receive payment under the Award after the Participant’s death; (b) transfer an Award to the former spouse of the Participant as required by a domestic relations order incident to a divorce; or (c) transfer an Award; provided, however, that with respect to clause (c) above the Participant may not receive consideration for such a transfer of an Award.

Section 15. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a) Term of Plan. Unless the Board earlier terminates this Plan pursuant to Section 15(b), this Plan will terminate on the tenth anniversary of the Amendment Date.

(b) Termination and Amendment. The Board or the Administrator may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i) the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;

(ii) shareholders must approve any amendment of this Plan (which may include an amendment to materially increase any number of Shares specified in Section 6(a), except as permitted by Section 17) to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii) shareholders must approve an amendment that would diminish the protections afforded by Section 4(b) or Section 15(e).

(c) Amendment, Modification, Cancellation and Disgorgement of Awards.

(i) Except as provided in Section 15(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award; provided that, except as otherwise provided in the Plan or the Award agreement, any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of an Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in such Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of subsection (ii) or Section 17 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant (or any other person(s) as may then have an interest in the Award). Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(ii) Notwithstanding anything to the contrary in an Award agreement, the Administrator shall have full power and authority to terminate or cause the Participant to forfeit the Award, and require the Participant to disgorge to the Company any gains attributable to the Award, if the Participant engages in any action constituting, as determined by the Administrator in its discretion, Cause for termination, or a breach of a material Company policy, any Award agreement or any other agreement between the Participant and the Company or an Affiliate concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations.

(iii) Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to any recoupment or clawback policy that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.

(d) Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 15 and to otherwise administer the Plan with respect to then-outstanding Awards will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e) Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided for in Section 17, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise or grant price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Fair Market Value of a Share in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

(f) Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 15(b)(ii).

Section 16. Taxes.

(a) Withholding. In the event the Company or one of its Affiliates is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may satisfy such obligation by:

(i) If cash is payable under an Award, deducting (or requiring an Affiliate to deduct) from such cash payment the amount needed to satisfy such obligation;

(ii) If Shares are issuable under an Award, then to the extent previously approved by the Administrator (which approval may be set forth in an Award agreement or in administrative rules), and subject to such procedures as the Administrator may specify, (A) withholding Shares having a Fair Market Value equal to such obligations; or (B) allowing the Participant to elect to (1) have the Company or its Affiliate withhold Shares otherwise issuable under the Award, (2) tender back Shares received in connection with such Award or (3) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld; provided that the amount to be withheld under this clause (ii) may not exceed the total maximum statutory tax withholding obligations associated with the transaction to the extent needed for the Company and its Affiliates to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires; or

(iii) Deducting (or requiring an Affiliate to deduct) the amount needed to satisfy such obligation from any wages or other payments owed to the Participant, requiring such Participant to pay to the Company or its Affiliate, in cash, promptly on demand, or make other arrangements satisfactory to the Company or its Affiliate regarding the payment to the Company or its Affiliate of the amount needed to satisfy such obligation.

(b) No Guarantee of Tax Treatment. Notwithstanding any provisions of this Plan to the contrary, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

Section 17. Adjustment and Change of Control Provisions.

(a) Adjustment of Shares. If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than stock purchase rights issued pursuant to a shareholder rights agreement) or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Administrator necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust any or all of: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a) and (b)) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

(b) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

(c) Effect of Change of Control.

(i) Upon a Change of Control, if the successor or surviving corporation (or parent thereof) so agrees, then, without the consent of any Participant (or other person with rights in an Award), some or all outstanding Awards may be assumed, or replaced with the same type of award with similar terms and conditions, by the successor or surviving corporation (or parent thereof) in the Change of Control transaction, subject to the following requirements:

(1) Each Award which is assumed by the successor or surviving corporation (or parent thereof) shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised, vested or earned immediately prior to such Change of Control, and such other appropriate adjustments in the terms and conditions of the Award shall be made.

(2) If the securities to which the Awards relate after the Change of Control are not listed and traded on a national securities exchange, then (1) the Participant shall be provided the option, upon exercise or settlement of an Award, to elect to receive, in lieu of the issuance of such securities, cash in an amount equal to the fair value equal of the securities that would have otherwise been issued and (2) for purposes of determining such fair value, no reduction shall be taken to reflect a discount for lack of marketability, minority interest or any similar consideration.

(3) Upon the Participant’s termination of employment within two years following the Change of Control (1) by the successor or surviving corporation without Cause, (2) by reason of death or disability, or (3) by the Participant for “good reason,” as defined in any Award agreement or any employment, retention, change of control, severance or similar agreement between the Participant and the Company or any Affiliate, if any, all of the Participant’s Awards that are in effect as of the date of such termination shall vest in full or be deemed earned in full (assuming target performance goals provided under such Award were met, if applicable) effective on the date of such termination. In the event of any other termination of employment within two years after a Change of Control that is not described herein, the terms of the Award agreement shall apply.

(ii) To the extent the purchaser, successor or surviving entity (or parent thereof) in the Change of Control transaction does not assume the Awards or issue replacement awards as provided in clause (i) (including, for the avoidance of doubt, by reason of a Participant’s termination of employment in connection with the Change of Control), then immediately prior to the date of the Change of Control, unless the Administrator otherwise determines:

(1) Each Option or SAR that is then held by a Participant who is employed by or in the service of the Company or an Affiliate shall become immediately and fully vested, and, unless otherwise determined by the Board or Administrator, all Options and SARs shall be cancelled on the date of the Change of Control in exchange for a cash payment equal to the excess of the Change of Control Price (as defined below) of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award; provided, however, that all Options and SARs that have a purchase or grant price that is greater than the Change of Control Price shall be cancelled for no consideration;

(2) Restricted Stock and Restricted Stock Units (that are not Performance Awards) that are not then vested shall vest in full;

(3) All Performance Shares, Performance Units, and Cash Incentive Awards for which the performance period has expired shall be paid based on actual performance (and assuming all employment or other requirements had been met in full); and all Performance Shares, Performance Units and Cash Incentive Awards for which the performance period has not expired shall be cancelled in exchange for a cash payment equal to the amount that would have been due under such Award(s), valued assuming that the target Performance Goals had been met at the time of such Change of Control, but prorated based on the number of full months in the performance period that have elapsed as of the date of the Change of Control;

(4) All Dividend Equivalent Units that are not vested shall vest (to the same extent as the Award granted in tandem with the Dividend Equivalent Unit, if applicable) and be paid; and

(5) All other Awards that are not vested shall vest and if an amount is payable under such vested Award, such amount shall be paid in cash based on the value of the Award.

“Change of Control Price” shall mean the per share price paid or deemed paid in the Change of Control transaction, as determined by the Administrator. For purposes of this clause (ii), if the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the Change of Control Price.

(d) Application of Limits on Payments. Except to the extent the Participant has in effect an employment or similar agreement with the Company or any Affiliate or is subject to a policy that provides for a more favorable result to the Participant upon a Change of Control, in the event that the Company’s legal counsel determine that any payment, benefit or transfer by the Company under this Plan or any other plan, agreement, or arrangement to or for the benefit of the Participant (in the aggregate, the “Total Payments”) to be subject to the tax (“Excise Tax”) imposed by Code Section 4999 but for this subsection (d), then, notwithstanding any other provision of this Plan to the contrary, the Total Payments shall be delivered either (i) in full or (ii) in an amount such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be One Dollar ($1.00) less than the maximum amount that the Participant may receive without being subject to the Excise Tax, whichever of (i) or (ii) results in the receipt by the Participant of the greatest benefit on an after-tax basis (taking into account applicable federal, state and local income taxes and the Excise Tax). In the event that (ii) results in a greater after-tax benefit to the Participants, payments or benefits included in the Total Payments shall be reduced or eliminated by applying the following principles, in order: (A) the payment or benefit with the higher ratio of the parachute payment value to present economic value (determined using reasonable actuarial assumptions) shall be reduced or eliminated before a payment or benefit with a lower ratio; (B) the payment or benefit with the later possible payment date shall be reduced or eliminated before a payment or benefit with an earlier payment date; and (C) cash payments shall be reduced prior to non-cash benefits; provided that if the foregoing order of reduction or elimination would violate Code Section 409A, then the reduction shall be made pro rata among the payments or benefits included in the Total Payments (on the basis of the relative present value of the parachute payments).

Section 18. Miscellaneous.

(a) Other Terms and Conditions. The Administrator may provide in any Award agreement such other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate to the extent not otherwise prohibited by the terms of the Plan. No provision in an Award agreement shall limit the Administrator’s discretion hereunder unless such provision specifically so provides for such limitation.

(b) Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i) a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii) a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii) a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv) a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan. Unless otherwise determined by the Administrator or otherwise provided in any Award agreement, all fractional Shares that would otherwise be issuable under the Plan shall be canceled for no consideration.

(d) Unfunded Plan; Awards Not Includable for Benefits Purposes. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(e) Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(f) Code Section 409A. Any Award granted under this Plan shall be provided or made in such manner and at such time as to either make the Award exempt from, or comply with, the provisions of Code Section 409A, to avoid a plan failure described in Code Section 409(a)(1), and the provisions of Code Section 409A are incorporated into this Plan to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

(g) Governing Law; Venue. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be brought and determined in (i) a court sitting in the State of Wisconsin, and (ii) a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

(h) Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(i) Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(j) Severability. If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would cause this Plan, any award agreement or any Award to violate or be disqualified under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

MAYVILLE ENGINEERING COMPANY, INC. 715 SOUTH STREET MAYVILLE, WISCONSIN 53050

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D33946-P49535                    KEEP THIS PORTION FOR YOUR RECORDS

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MAYVILLE ENGINEERING COMPANY, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors: Terms expiring at the 2024		☐	☐	☐
Annual Meeting

Nominees:
	01) 02) 03)	Allen J. Carlson Timothy L. Christen Jennifer J. Kent

The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain

2.	Approval of an amendment to the Mayville Engineering Company, Inc. 2019 Omnibus Incentive Plan.						☐	☐	☐

3.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021.						☐	☐	☐
NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Please sign exactly as name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2020 Annual Report to Shareholders are available at www.proxyvote.com.

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D33947-P49535

MAYVILLE ENGINEERING COMPANY, INC. 2021 ANNUAL MEETING OF SHAREHOLDERS

Common Stock Held Outside Any Plan

This Proxy is Solicited on Behalf of the BOARD OF DIRECTORS

The undersigned hereby appoints Robert D. Kamphuis and Todd M. Butz, and each of them, as Proxies with the power of substitution (to act jointly or, if only one acts, then by that one) and hereby authorizes them to represent and to vote as designated on the reverse side all of the shares of Common Stock of Mayville Engineering Company, Inc. held of record by the undersigned on February 22, 2021 at the Annual Meeting of Shareholders to be held on April 20, 2021, or any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

All votes must be received by 11:59 PM, Eastern Time, on April 19, 2021.

Employee Stock Ownership Plan**

This Proxy is Solicited on Behalf of the GREATBANC TRUST COMPANY

As a participant in the Mayville Engineering Company, Inc. Employee Stock Ownership Plan (the “Plan”), you have the right to direct GreatBanc Trust Company, as trustee for Company stock held in the Plan (the “Trustee”), to vote the shares of Company stock allocated to your Plan account as of February 22, 2021, at the Annual Meeting of Shareholders to be held on April 20, 2021, or any adjournment or postponement thereof.

401(k) Plan**

This Proxy is Solicited on Behalf of WELLS FARGO BANK, N.A.

As a participant in the Mayville Engineering Company, Inc. 401(k) Plan (the “Plan”), you have the right to direct Wells Fargo Bank, N.A., as trustee for Company stock held in the Plan (the “Trustee”), to vote the shares of Company stock allocated to your Plan account as of February 22, 2021, at the Annual Meeting of Shareholders to be held on April 20, 2021, or any adjournment or postponement thereof.

**Broadridge Financial Solutions, Inc. (“Broadridge”), as agent for the Trustees, will hold your voting instructions in confidence and will not divulge or release specific information regarding your instructions to officers or employees of the Company, except to the extent required by law. The shares of Company stock allocated to your Plan account will be voted as directed. If no direction is made or if your completed proxy card is not received by Broadridge by April 15, 2021, the Trustee will vote the shares allocated to your Plan account in its sole discretion (ESOP) or as directed by the Plan sponsor, which is the Company (401(k) Plan).

CONTINUED AND TO BE SIGNED ON REVERSE SIDE